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                                                                   EXHIBIT 10(l)

                                 FIRST AMENDMENT
                                       TO
                         MANUFACTURING SUPPORT AGREEMENT


         THIS FIRST AMENDMENT TO THE MANUFACTURING SUPPORT AGREEMENT ("First Amendment") is made and entered into as of November 25, 1996, by and between BP Chemicals Inc., an Ohio corporation ("BP Chemicals"), and Arcadian Ohio, L.P., a Delaware limited partnership ("Arcadian").

         WHEREAS, BP Chemicals and Arcadian are parties to that certain Manufacturing Support Agreement dated May 11, 1993 (the "1993 Manufacturing Support Agreement"); and

         WHEREAS, Arcadian and The BOC Group, Inc., a Delaware corporation ("BOC"), are parties to that certain Asset Purchase Agreement dated November 19, 1996 ("1996 Asset Purchase Agreement"), pursuant to which Arcadian is selling or leasing to BOC, and BOC is purchasing or leasing from Arcadian, among other assets and properties of Arcadian, certain liquid and solid carbon dioxide facilities (collectively, the "CO(2) Plant") located at Arcadian's nitrogen plant in Lima, Ohio, as that plant is defined in the 1993 Manufacturing Support Agreement ("Nitrogen Plant"); and

         WHEREAS, Arcadian and BOC are parties to that certain Manufacturing Support Agreement, dated November 20, 1996 (the "1996 Manufacturing Support Agreement"), pursuant to which Arcadian has agreed to provide (or arrange for the provision of) certain of the manufacturing support systems services, as set forth in the 1993 Manufacturing Support Agreement, to BOC pursuant to the terms of the 1996 Manufacturing Support Agreement, in order to assure the continued operation of the CO(2) Plant on and after the date hereof; and

         WHEREAS, Arcadian and BP Chemicals wish to amend the 1993 Manufacturing Support Agreement in light of the 1996 Asset Purchase Agreement and the 1996 Manufacturing Support Agreement;

         NOW, THEREFORE, Arcadian and BP Chemicals hereby agree to amend the 1993 Manufacturing Support Agreement as follows:

         1. Exhibit "A" to the 1993 Manufacturing Support Agreement is hereby amended to specifically include in the manufacturing support systems services used, consumed or employed in or in connection with the operation of the CO(2) Plant or the related business of manufacturing and selling liquid and solid carbon dioxide at the CO(2) Plant those support services set forth on Appendix "I" to this First Amendment (collectively, the "CO(2) Plant Support Services"). (In any instance in which a manufacturing support system service is described in Appendix "I" hereto in a manner different than the manner in which it was described in Exhibit "A" to the 1993 Manufacturing Support Agreement, the description of such service in said Exhibit "A" shall be
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amended correspondingly to the extent necessary to cover the delivery of such service to the CO(2) Plant only.)

         2. From and after the date of this First Amendment, subject to Section 3 hereof, BP Chemicals shall cease to provide to Arcadian the CO(2) Plant Services; provided, however, that there shall be no reduction in the cost or capital expenditure sharing by Arcadian and BP Chemicals or other compensation or reimbursable expenses payable by Arcadian to BP Chemicals pursuant to the terms of the 1993 Manufacturing Support Agreement as a result of the application of the provisions of this Section 2.

         3. From and after the date of this Agreement and until December 31, 2011 or the date on which Arcadian shall notify BP Chemicals in writing to resume providing the CO(2) Plant Support Services directly to Arcadian, whichever of such dates shall be the first to occur, BP Chemicals, acting as the agent and for the account of Arcadian, shall provide (or cause to be provided) directly to BOC the CO(2) Plant Support Services; provided, however, that BP Chemicals shall not be entitled to receive payment of any additional compensation or reimbursable expenses from Arcadian or BOC in consideration of or as a result of the application of the provisions of this Section 3, nor shall there be any reduction in the cost or capital expenditure sharing by Arcadian and BP Chemicals or other compensation or reimbursable expenses payable by Arcadian to BP Chemicals pursuant to the terms of the 1993 Manufacturing Support Agreement as a result of the application of this Section 3. BP Chemicals shall provide (and shall cause any Secondary Provider to provide) the CO(2) Plant Services to BOC in accordance with the Reasonable Operator standard set forth in the 1993 Manufacturing Support Agreement.

         4. Included among the CO(2) Plant Support Services are sanitary sewage disposal services. In providing such services, BP Chemicals shall be deemed to be a third-party beneficiary of all rights afforded to Arcadian under Appendix II to Exhibit "B" to the 1996 Manufacturing Support Agreement.

         5. Except as expressly modified, amended and superseded by this First Amendment, the terms and provisions of the 1993 Manufacturing Support Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment in duplicate by their duly authorized representatives as of the date first above set forth above.

BP Chemicals, Inc.                          Arcadian Ohio, L.P.

By: /s/                                     By:  Arcadian Corporation,
   ----------------------------                  General Partner
Title:           V.P.
      -------------------------                  By:  /s/
                                                    -----------------------
                                                     J.D. Campbell
                                                     President
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                         APPENDIX "I" TO FIRST AMENDMENT

                       TO MANUFACTURING SUPPORT AGREEMENT


Sanitary Sewage Disposal

BP will timely provide (or arrange for the timely provision of) all sanitary sewage disposal services required by BOC for the account of Arcadian or BOC in accordance with the terms and subject to the conditions set forth in Appendix II to Exhibit "B" to the 1996 Manufacturing Support Agreement.

Steam

BP will timely provide (or arrange for the timely provision of) a continuously available stream of 50 to 75 psi steam as BOC may require for use in the CO(2) Plant.

City (Potable) Well Water

BP will timely provide (or arrange for the timely provision of) all city (potable) and/or well water BOC may require for use in the CO(2) Plant at any time.

BOC will install, on or before December 1, 1996, a meter to measure the quantity of the city (potable) and/or well water furnished hereunder at BOC's expense, which expense is preliminarily estimated to be $5,000.

Electricity*

BP will timely provide (or arrange for the timely provision of) all electricity as BOC may require for use in the CO(2) Plant and the security gate described in the Manufacturing Plant Ground Sublease Agreement ("Sublease") between Arcadian and BOC, in accordance with the terms and subject to the conditions set forth therein. In providing such electricity, BP shall continue to use the same electrical substation that is presently being utilized by BP to provide electricity to the CO(2) Plant, provided that, after completion of the planned expansion of the Nitrogen Plant, Arcadian may then direct BP to discontinue so utilizing such substation for said purpose.

Existing Security Gate

BP will provide (or arrange for the provision of) the existing security gate and security guards employed at such security gate for BOC's non-exclusive use until such date as BOC installs and equips a new security gate for BOC's exclusive use, which date shall be no later than April 7, 1997. (BP shall have no responsibility for the new security gate or for any costs or expenses, capital or otherwise, incurred by BOC in connection therewith.)
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Rail Switching

BP will provide (or arrange for the timely provision of) all rail switching support services as BOC may require for railcars serving the CO(2) Plant. The switching services provided or arranged by BP shall be sufficient to allow rail service to the CO(2) Plant, Monday through Saturday, from all railroad companies serving the CO(2) Plant. BOC shall communicate to the BP Chemicals distribution office at the BP Chemicals Plant the number and placement of railcars requiring switching and the railroad companies to which such railcars should be delivered each day.